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                                                                    EXHIBIT 99.4

                           CERTIFICATION OF DISCLOSURE

I, John Okubo, Executive Vice President and Chief Financial Officer of Bay View Capital Corporation, the parent company of Bay View Acceptance Corporation and its wholly-owned subsidiary, Bay View Transaction Corporation ("Bay View"), certify that:

         1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Bay View 2003-LJ-1 Owner Trust;

         2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

         3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer under the sale and servicing agreement is included in these reports;

         4. I am responsible for reviewing the activities performed by the servicer under the sale and servicing agreement and based upon the review required under the sale and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the sale and servicing agreement; and

         5. This reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

Date: March 30, 2004

                                                    /s/ John Okubo
                                                    ----------------------------
                                                    John Okubo
                                                    Executive Vice President and
                                                    Chief Financial Officer